Exhibit 99.1

May 14, 2014

BreitBurn Energy Partners L.P. Announces Pricing of its Public Offering

of Series A Preferred Units

LOS ANGELES—(BUSINESS WIRE)— BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) announced today that it has priced a public offering of 7.0 million 8.25% Series A Cumulative Redeemable Perpetual Preferred Units of the Partnership (“Series A Preferred Units”) at a price to the public of $25.00 per unit. The Partnership has granted the underwriters a 30-day option to purchase up to an additional 1.0 million Series A Preferred Units. Distributions will be payable on the Series A Preferred Units at a rate of 8.25% per annum of the stated liquidation preference of $25.00. The offering is expected to close on May 21, 2014, subject to customary closing conditions.

The Partnership expects to receive net proceeds of approximately $169.1 million (or approximately $193.3 million if the underwriters exercise in full their option to purchase an additional 1.0 million Series A Preferred Units) and intends to use the net proceeds from the offering to reduce outstanding borrowings under its bank credit facility.

Morgan Stanley, UBS Investment Bank, Wells Fargo Securities and MLV & Co. acted as joint book-running managers of the Series A Preferred Units offering. When available, a copy of the prospectus supplement and accompanying base prospectus relating to the Series A Preferred Units offering may be obtained from:

Morgan Stanley

Attn: Prospectus Department

180 Varick Street, 2nd Floor

New York, New York 10014

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, New York 10171

Phone: (888) 827-7275

Wells Fargo Securities

Attn: Syndicate Operations

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Phone: (800) 326-5897

Email: cmClientsupport@wellsfargo.com

MLV & Co.

Attn: Randy Billhardt

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Phone: (212) 542-5882

An electronic copy of the prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering will be made pursuant to an effective shelf registration statement, as amended, which was previously filed by the Partnership with the Securities and Exchange Commission, and a prospectus supplement and accompanying prospectus, which will be filed by the Partnership with the Securities and Exchange Commission.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas master limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, Oklahoma, California, Texas, Florida, Indiana and Kentucky.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “guidance,” “will be,” “will commence,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

BBEP-IR

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

213-225-5900 x273

or

Antonio D’Amico

Investor Relations

213-225-5900 x252

Source: BreitBurn Energy Partners L.P.

News Provided by Acquire Media